UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 19, 2002

WILSHIRE FINANCIAL SERVICES GROUP INC.
(Exact name of registrant as specified in its charter)

DELAWARE	0-21845	93-1223879
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1776 SW Madison, Portland, OR	97205
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (503) 223-5600

Item 5.	Other Events

        On June 19, 2002, the U.S. District Court of Oregon approved the settlement agreement between Wilshire Financial Services Group Inc. (the “Company”) and all of the plaintiffs in various legal actions filed against the Company arising from the financial collapse of Capital Consultants LLC (“CCL”). The Court also approved a related agreement for the Company’s purchase of the minority interest in the Company’s subsidiary, Wilshire Credit Corporation. Copies of these agreements have been filed as Exhibits to the Company’s report on Form 8-K dated May 13, 2002.

Item 7.	Financial Statements and Exhibits

(c)	Exhibits.

99.1 Press release dated June 19, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 19, 2002	WILSHIRE FINANCIAL SERVICES GROUP INC.
Registrant

/s/ Stephen P. Glennon
Stephen P. Glennon
CHIEF EXECUTIVE OFFICER

INDEX TO SCHEDULES AND EXHIBITS

Exhibit Number	Description

99.1	Press Release dated June 19, 2002.